SHAREHOLDER  SERVICES AGREEMENT

This  Agreement  is  made  as  of  June  22,  2012  between  American Independence  Funds  Trust, a Delaware statutory  trust  (the  “Trust”),  on  behalf  of  each  series  set  forth  on  Schedule  A  hereto,  as  amended  from time  to  time  (each, a “Fund”),  and  American  Independence  Financial  Services,  LLC,  a  Delaware  limited liability  company  (the  “Adviser”).

WHEREAS,   the   Trust   is   registered   as   an   open-end   management   investment   company   under   the

Investment  Company  Act  of  1940,  as  amended  (“1940  Act”);

WHEREAS,  the  Trust  issues  shares  of  beneficial  interest  (“shares”)  in separate  series,  each  having multiple  classes  of  shares  (“Classes”),  with  each series  (including each  Fund)  representing interests  in a separate portfolio of  securities  and other  assets with separate  liabilities;

WHEREAS,  certain  beneficial  owners of  the Funds’  shares  (“shareholders”)  may require certain shareholder  services,  and  the  provisions  of  such  services  to  those  shareholders  may  benefit  them and facilitate  their  ability  to  invest  in  the Fund;

WHEREAS, the  Trust, on behalf  of  the Funds,  and the Adviser  have entered  into  an Investment  Advisory

Agreement, pursuant  to which Adviser  provides investment  advisory  services  to the Funds;  and

WHEREAS,  the  Trust  desires  that  Adviser  serve,  and Adviser  wishes  to  serve,  as  the Trust’s  shareholder servicing agent, to provide  shareholders of the  Funds  with one or more of the  shareholders  services described in Schedule B hereto  (“Services”), as such Schedule may  be amended from  time to time.

NOW, THEREFORE,  The Trust  and Adviser  agree  as follows:

1. Appointment.  The  Trust  hereby  authorizes  Adviser,  and  Adviser  hereby  agrees,  to  provide  any or all  of  the Services  to  the  Funds and/or  shareholders  of  the Funds, as  appropriate.

2. Services to be  Performed.

2.1 Services;  Standard  of  Care.  For  the  duration of  this  Agreement,  Adviser  agrees  to  use  its reasonable  best  efforts,  subject  to applicable  legal  and contractual  restrictions and in  compliance  with the procedures  described  in  the  then-current  prospectus(es)  and  Statement(s)  of  Additional  Information of the Funds  (collectively,  “Prospectuses”),  to  provide  one  or  more  of  the  Services.  Except  as  otherwise provided  herein,  Adviser  shall  not  be  liable  for  any costs,  expenses, damages, liabilities  or  claims (including reasonable  attorneys’  fees  and  accountants’  fees)  incurred  by a Fund,  except  those  costs, expenses,  damages,  liabilities  or  claims  arising out of  Adviser’s  or  Adviser’s  affiliates  own  fraud,  gross negligence  or  willful  misconduct, or by reason of the  reckless  disregard  by Adviser  or  Adviser’s  affiliates of the  Adviser’s  obligations  and  duties  hereunder.  Under  no  circumstances  shall  either  party  hereto  be liable to  the  other  for  special,  punitive  or  consequential  damages  arising under or  in  connection  with this Agreement, even if  the party  is previously  informed of the possibility  of  such damages.

2.2. Office  Space  and  Equipment;  Information  and  Support  to the Trust.  Adviser  shall  provide such office space  and  equipment,  telephone  facilities, and  personnel  (which may be  any part  of the space, equipment,  and  facilities  currently used in  Adviser’s  business,  or  any personnel  employed  by Adviser)  as may be reasonably necessary or beneficial  in  order  to provide  or  arrange  for  the  provision  of  the  Services. Adviser  shall  (i)  furnish  such  information  to  the  Trust,  the  Board  of  Trustees  of  the  Trust  or  their designees  as  they  may  reasonably  request  including,  without  limitation,  periodic  information  regarding the  Services  provided,  and  (ii)  otherwise  cooperate  with  the Trust,  the  Board  of  Trustees  and  their designees  (including,  without  limitation,  any  auditors  or  counsel  designated  by  the  Trust  or  its  Trustees)concerning  this  Agreement  and  the  monies  paid  or  payable  by  the  Trust  pursuant  hereto,  as  well  as  any other  reports or  filings that  may  be required  by  law.

3. Fees.

3.1 Fees  paid to Adviser.  As  full  compensation to Adviser  for  its  performance  under  this  Agreement and the  expenses  Adviser  incurs  in  connection therewith, the  Trust  shall  compensate  Adviser  for  the Services  it  performs  with  respect  to  each  Class  of  a  Fund  in  an  amount  up  to  the  amount  set  forth  in Schedule A with respect  to  the Class.

3.2 Calculation  and  Amount  of  Fees.  The  Adviser’s  fee  shall  be  calculated  and  accrued  daily  and paid monthly  in  arrears or  at  such other  intervals as  Adviser  and the  Trust  may  agree  in writing.

4. Information  Pertaining  to  the  Shares.  Adviser  acknowledges  that  no  person  is  authorized  to make  any  representations  concerning  the Trust  or  any  Fund  except  those  representations  contained  in  the applicable  Fund’s  then-current  Prospectuses  and in  such  printed  information as the  Trust  or  the  principal underwriter  for  the  Trust  may  prepare or approve  in writing.

5. Representations  of  the  Parties.  Each  party  to  this  Agreement  represents  and  warrants  to  the other  that  (i)  it  is  duly  authorized  to  execute  and  deliver  this  Agreement  and  to  perform its  obligations hereunder  and  has  taken  all  necessary  action  to  authorize  such  execution,  delivery  and  performance;  (ii) the  person  signing this  Agreement  on  its  behalf  is  duly authorized  to  do  so;  (iii)  it  has  obtained  all authorizations  of  any governmental  body required in connection with this Agreement  and such authorizations  are in full  force  and  effect;  and (iv)  the execution, delivery and  performance  of  this Agreement  will  not  violate  any  law,  ordinance,  charter,  by-law  or  rule  applicable  to  it  or  any  agreement by which it  is  bound  or  by  which any  of  its assets are  affected.

6. Compliance with  Laws,  Rules  and  Regulations.  Adviser  represents  and  warrants that  it  shall comply with  all  applicable laws, rules  and regulations  and  the  provisions  of  its  organizational  documents and any and all  material  contractual  obligations  in providing  the Services.

7. Indemnification.

7.1  Indemnification   of   Adviser.    The  Trust   will   indemnify  Adviser   against,  and  hold   Adviser harmless from,  all losses, claims,  damages,  liabilities  or  expenses  (including reasonable fees  and disbursements  of  counsel)  arising  out  of:  (i)  the  material  breach  by  the  Trust  of  any  of  its  obligations under this  Agreement;  (ii)  the  willful  misfeasance,  bad faith,  or  gross  negligence of the Trust,  its  officers, employees  or  agents  (other  than  the  Adviser, to the  extent  the  Adviser  could  be  deemed  an  agent  of  the Trust)  in the  performance  of  the  Trust’s  duties  or  obligations  under  this  Agreement;  or  (iii)  the  reckless disregard  by the  Trust,  its  officers,  employees,  or  agents  (other  than  the  Adviser, to  the  extent  the  Adviser could  be deemed an agent  of  the  Trust)  of  the  Trust’s duties  and obligations under  this Agreement.

7.2. Indemnification  of  the  Trust.  Adviser  shall  indemnify the  Trust  against  and  hold  the  Trust harmless  from all  losses,  claims,  damages,  liabilities  or  expenses  (including  reasonable  fees  and disbursements  of  counsel) arising  out  of:  (i)  the  material  breach  by  the  Adviser  of  any  of  its  obligations under this Agreement;  (ii)  the willful  misfeasance, bad faith, or gross  negligence of the  Adviser, its officers,  employees  or  agents in  the  performance  of  the  Adviser’s  duties  or  obligations  under this Agreement;   or  (iii)  the  reckless   disregard  by  the   Adviser,  its   officers,  employees,   or  agents  of  the Adviser’s duties and  obligations under  this Agreement.

7.3 Procedure  for  Indemnification.  In  any case in  which  a  party  may be asked  to  indemnify or hold the  other  party harmless,  the  indemnifying party shall  be  advised  of  all  pertinent  facts concerning the situation  in  question  and the  indemnified  party shall  use  reasonable  care  to identify and notify the indemnifying  party  promptly  concerning  any  situation  that  presents  or  appears  likely  to  present  a  claim for  indemnification by the indemnifying party. The  indemnifying party shall  have the option to defend the indemnified  party  against  any  claim which  may  be  the  subject  of  indemnification  under  this  Section  7.  In the  event  that  the  indemnifying party elects  to  defend against  the  claim,  the  defense  shall  be  conducted  by counsel  chosen by indemnifying party and reasonably satisfactory to the  indemnified  party.  The indemnified  party may retain  additional  counsel  at  own  its  expense.  Except  with  the  prior  written  consent of indemnifying  party,  the  indemnified  party  shall  not  confess  any  claim or make  any  compromise  in  any case in which  indemnifying  party  is asked  to indemnify  the  indemnified party.

7.4 Survival  of  Indemnities.  The  indemnities  granted  by  the  parties  in  this  Section  7  shall  survive the  termination  of  this Agreement.

8. Term  and  Termination.  This  Agreement  shall  not  take effect  with respect  to any Class  of  any Fund until  it  has  been  approved  by  votes  of  a  majority of both:  (i)  the Trustees  and  (ii)  the Trustees  who are  not  “interested  persons”  (as  that  term is  defined  in  the  1940  Act)  of  the  Trust  and  have  no  direct  or indirect  financial  interest in  the  operation  of  this  Agreement  or  in  any  related  agreements  (“Independent Trustees”).  Unless  sooner  terminated,  this  Agreement  will  continue  in  effect  with respect  to  each  Class  of each Fund  for  one  year  from effectiveness  of  the  Agreement  for  that  Class  and  thereafter  for  successive annual  periods,  provided  that  such  continuance  is  specifically  approved  at  least  annually  by  votes  of  a majority of both  (i)  the  Board  of Trustees  of  the Trust  and  (ii)  the  Independent  Trustees.  This  Agreement may  be  terminated  with  respect  to  a  Class  of  a  Fund  or  a  Fund  in  its  entirety,  at  any  time  without  the payment  of  any  penalty,  by:  (i)  a  vote  of  a  majority  of  the  Board  of Trustees;  (ii)  a  vote  of  the  majority  of the  Independent  Trustees;  (iii)  a  vote  of  a  majority of the  Class’  or  Fund’s  outstanding voting securities, respectively;  or  (iv)  the  Adviser  on  60  days’  written  notice,  and  shall  terminate  in  its  entirety when terminated  as  to  all  Classes  of  all  Funds. The  termination  of  this  Agreement  with  respect  to  one  Class  or Fund shall  not  result  in  the  termination  of  this  Agreement  with  respect  to  any  other  Class  or  Fund. This Agreement  shall  also  terminate  automatically in the  event  of  its  assignment.  (As  used in this  Agreement, the  terms  “majority  of  the  outstanding  voting  securities”,  “interested  persons”  and  “assignment”  shall have  the  same  meanings  as  ascribed  to such terms  in  the  1940  Act.)  The  parties  hereto  shall  update Schedule  A  hereto  from  time  to  time  as  necessary  to  reflect  changes  in  the  Classes  and  Funds  to  which this Agreement  applies.

9. Privacy.  Adviser  acknowledges  and agrees on behalf  of itself and its  officers,  employees and agents  that  it  may  receive  from shareholders  or  the  Trust  non-public  personal  information,  or  access  to non-public  personal  information,  about  shareholders  who  are  “customers”  or  “consumers”  as  such terms are  defined  under  Regulation  S-P  (collectively,  “Shareholder  Information”).  All  information,  including Shareholder  Information,  obtained  in  the  course  of  providing  the  Services  pursuant  to  this  Agreement shall  be  considered  confidential  information.  Adviser  shall  not  disclose  such  confidential  information to any other  person  or  entity  or  use  such  confidential  information  other  than  to  carry out the  purposes  of  this Agreement.  Adviser  further  agrees to  safeguard  and  maintain  the  confidentiality and  security of Shareholder  Information  which  is  obtained  pursuant  to  this  Agreement.  Without  limiting  the  foregoing, the Trust  hereby agrees that  Adviser,  its  officers, employees  or  agents  may provide  confidential information, including Shareholder  Information, to any of  its  affiliates,  agents,  advisers,  service  providers or Subcontractors engaged  by Adviser,  to  extent  that  such  party needs  to  know  such  information in connection  with  performance  by the  Adviser  of  its  duties  and  obligations under the  terms  of  this Agreement.”

10. Changes;  Amendments.  This  Agreement  may  be  amended  only  by  the  mutual  written  consent of the parties  hereto.

11. Notices.  Any notice  or  other  communication required to  be  given  pursuant  to  this  Agreement shall  be  deemed  duly  given  if  delivered  or  mailed  to  Adviser  or  the  Trust,  as  appropriate,  at  230  Park Avenue, Suite 534, New York, NY  10169.

under and  in  accordance  with  the  laws  of  the  State  of  New  York  applicable  to  agreements  fully  executed and to  be performed therein, without  regard  to its  conflict  of  law  provisions.

          12. Governing Law. This agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the state of New York applicable to agreements fully executed and to be performed therein, without regard to its conflict of law provisions.

13. Limitation  on  Liability.  The  obligations  of  the Trust (or the  Funds  or  Classes  thereof) entered into  in  the  name  or  on  behalf  thereof  by  any  Trustee,  representative  or  agent  of the  Trust  (or  particular Fund or  Class thereof)  are made  not  individually,  but  in  such capacities, and are  not  binding upon any Trustee,  shareholder,  representative  or  agent  of  the Trust  (or  particular  Fund  or  Class thereof)  personally, but bind only  the assets of the Trust  (or  particular  Fund  or  Class thereof), and all  persons dealing  with any Fund and/or  Class  of  the  Trust  must  look solely to  the  assets  of  the  Trust  belonging to  such  Fund  and/or Class  for  the enforcement  of  any  claims against  the  Trust  (or  particular  Fund or Class  thereof).

14. Complete  Agreement.  This  Agreement,  including the  Schedules  hereto, contains  the  full  and complete  understanding of the  parties  and  supersedes  all  prior  representations,  promises,  statements, arrangements,  agreements,  warranties  and  understandings  between the parties  with  respect  to the  subject matter  hereof, whether  oral  or  written,  express  or  implied.

15. Counterparts.  This  Agreement  may  be  executed  in  two  or  more  counterparts,  each  of  which shall  be  deemed an original, but all  of  which  together  shall  constitute one and the same Agreement.

16. Severability.  If  any  provision  of  this  Agreement  shall  be  held  invalid  by  a  court  decision, statute, rule  or  otherwise, the remainder  of  the Agreement  shall  not  be  affected  thereby.

IN WITNESS WHEREOF,  the undersigned have executed this Agreement  by  their  duly  authorized officers as of the date and year  first  written above.

American Independence  Funds  Trust

By:

Name:    Theresa  Donovan

Title:     Secretary

American Independence  Financial  Services, LLC

By:

Name:   Eric  M. Rubin

Title:     President

SCHEDULE A

TO

SHAREHOLDER SERVICES AGREEMENT

American Independence Stock Fund	Class A	0.25%
	Class C	0.25%
	Class R	0.25%
American Independence Risk Managed Allocation Fund	Class A	0.25%
	Class C	0.25%
American Independence International Alpha Strategies Fund	Class A	0.25%
	Class R	0.25%
American Independence Boyd Watterson Short-Term Enhanced Bond FundStrategic Income Fund	Class A	0.25%
American Independence Boyd Watterson Core Plus Fund	Class A	0.25%
American Independence Kansas Tax-Exempt Bond Fund	Class A	0.25%
	Class C	0.25%
American Independence U.S. Inflation-Indexed Fund	Class A	0.25%
	Class C	0.25%
	Class R	0.25%
	Premier Class	0.15%
American Independence Long-Short Fund	Class A	0.25% A
	Class C	0.25%
American Independence Emerging Markets Fund	Class A	0.25% A
	Class C	0.25%
American Independence Small Cap Value Fund	Class A	0.25% A
	Class C	0.25%

As of March 21, 2014

SCHEDULE B

LIST OF SHAREHOLDER SERVICES

The services comprise:

1.      Providing information and services to Fund shareholders, including profession and informative reporting, access to analysis and explanations of Fund reports, and information about shareholder positions in Fund shares.

2.      Assisting in the preparation of shareholders communications and forwarding shareholder communications to shareholders, such as proxies and proxy solicitation materials, shareholder reports, annual reports, dividend and capital gain distributions and tax notices to shareholders, and updated Prospectuses.

3.      Responding to inquiries from shareholders concerning their investment in shares of the Classes of the Funds.

4.      Providing the necessary personnel and facilities to perform the Services.

5.      Overhead and other expenses related to all Service activities, including but not limited to telephone and other communications expenses, and website maintenance expenses, (including developing and maintaining the Trust’s website).

6.      Providing such other similar services as may be reasonably requested to the extent permitted under the applicable statutes, rules and regulations.

In no event will any portion of the fee provided for herein be paid for services or elements of services that would be deemed to be primarily intended to result in the sale of Fund shares for purposes of Rule 12b-1 of the 1940 Act.